UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2014

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

RealPage, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on June 4, 2014. A total of 77,022,928 shares were represented in person or by proxy at the 2014 Annual Meeting and the Company’s stockholders took the following actions:

Proposal One: Election of Directors

Stockholders elected each of the three nominees for Class I director to serve for a term of three years to expire at the 2017 Annual Meeting of Stockholders based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alfred R. Berkeley, III	67,657,680	3,672,554	5,692,694
Charles Kane	67,638,692	3,691,542	5,692,694
Peter Gyenes	66,815,406	4,514,828	5,692,694

Proposal Two: Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
76,855,038	42,561	125,329	—

Proposal Three: Advisory (Non-Binding) Proposal Concerning Executive Compensation Program

Stockholders approved the advisory (non-binding) proposal concerning the Company's executive compensation program based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
68,688,029	2,510,373	131,832	5,692,694

Proposal Four: Approval of the RealPage, Inc. 2010 Equity Incentive Plan, as amended and restated

Stockholders approved the RealPage, Inc. 2010 Equity Incentive Plan, as amended and restated, based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
44,417,945	26,784,864	127,425	5,692,694

Proposal Five: Approval of the RealPage, Inc. Management Incentive Plan

Stockholders approved the RealPage, Inc. Management Incentive Plan based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
70,909,414	238,022	182,798	5,692,694

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Carter
Margot Carter Executive Vice President, Chief Legal Officer and Secretary

Date: June 4, 2014